Exhibit 4.3

***Certain portions of this exhibit have been omitted based on a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The omitted portions have been filed separately with the Securities and Exchange Commission.

Execution Copy

AMENDMENT AGREEMENT NO. 1

DATED: May 8,  2015 (“Commencement Date”)

PARTIES

(1)                                 ADAPTIMMUNE LIMITED a company incorporated in the United Kingdom under number 06456741 whose registered office is at 91 Milton Park, Abingdon, Oxon OX14 4RY (“Adaptimmune”); and

(2)                                 GLAXOSMITHKLINE INTELLECTUAL PROPERTY DEVELOPMENT LTD whose registered office is at 980 Great West Road, Middlesex, TS8 9GS, United Kingdom (“GSK”).

BACKGROUND

(A)                               GSK and Adaptimmune entered into a Collaboration and Licence Agreement with effective date of May 30, 2014 (“Collaboration Agreement”).

(B)                               GSK and Adaptimmune now want to amend the Collaboration Agreement in accordance with Section 16.8 of the Collaboration Agreement, as set out in this Amendment Agreement.

1.                                      DEFINITIONS

1.1                               In this Amendment Agreement words and expressions shall have the same meaning as set out in the Collaboration Agreement save as explicitly provided otherwise in this section 1.1 or elsewhere in this Amendment Agreement:

Amendment Agreement	Shall mean this Agreement.
Commencement Date	Shall mean the date set out above.

1.2                               In this Agreement:

1.2.1                                        References to sections and clauses are to sections and clauses of this Amendment Agreement unless otherwise provided;

1.2.2                                        Headings are used for convenience only and do not affect its interpretation;

1.2.3                                        (a) the word “including” shall be deemed to be followed by the phrase “without limitation” or like expression; (b) the singular shall include the plural and vice versa; and (c) masculine, feminine and neuter pronouns and expressions shall be interchangeable; and

1.2.4                                        References to a statutory provision include references to the statutory provision as modified or re-enacted or both from time to time and to any subordinate legislation made under the statutory provision.

2.                                      EFFECT OF AMENDMENTS

2.1                               The amendments set out in section 3 below shall come into effect on the Commencement Date and shall amend the Collaboration Agreement as from the Commencement Date.

2.2                               Save as explicitly provided in this Amendment Agreement, the Collaboration Agreement will continue in full force and effect.

3.                                      AMENDMENTS

3.1                               The JSC has amended the Initial Development Plan as reflected in the minutes of the JSC meeting on 2nd July 2014, and attached to this Amendment Agreement as Exhibit 1 for information purposes. As a result, certain Generation 1 Clinical Milestones set forth in Table #1 of Schedule 2 of the Collaboration Agreement shall be amended, ***

.  The specific amendments to the Generation 1 Clinical Milestones are as follows:

3.1.1                                        The Milestone entitled ***

shall be deleted and replaced as follows:

.”

3.1.2                                        The Milestone entitled ***

shall be deleted and replaced as follows:  ***

.”

3.1.3                                        The Milestone entitled ***

shall be deleted and replaced as follows:  ***

.”

3.1.4                                        The Milestone entitled “***

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“ shall be deleted and replaced as follows: “***                                                                                                                                               .”

3.2                               For ease of reference, all Generation 1 Clinical Milestones set forth in Table #1 of Schedule 2 as of the Commencement Date, including those amended by this Amendment Agreement, are set forth below:

Generation 1 Clinical Milestones:
***	***
First site initiation of protocol for Sarcoma Cohort 2 of the Phase I/IIa Sarcoma cancer study (“Sarcoma Cohort 2”)	2.5
First site initiation of protocol for Sarcoma Cohort 3 of the Phase I/IIa Sarcoma study (“Sarcoma Cohort 3”)	2.5
First site initiation of protocol for the Phase I/IIa NSCLC study included in the Initial Development Plan (“NSCLC Study”)	2.5
***	2.5
***	***
***	***
***	***
***	***
Initiation of companion diagnostic development program as defined in the Initial Development Plan	2.0
***	***

4.                                      GENERAL

4.1                               Sections 16.1, 16.2, 16.3, 16.4, 16.5, 16.7 and 16.11 of the Collaboration Agreement shall apply equally to this Amendment Agreement.

4.2                               This Amendment Agreement is governed by and shall be construed in accordance with English law.

4.3                               This Amendment Agreement together with the Collaboration Agreement (incorporating all schedules and exhibits) constitutes the entire agreement between the parties relating to its subject matter. Each party acknowledges that it has not entered into this Amendment Agreement on the basis of any warranty, representation, statement, agreement or undertaking except those expressly set out in this Amendment Agreement

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or the Collaboration Agreement (as amended). Each party waives any claim for breach of this Amendment Agreement, or any right to rescind this Amendment Agreement in respect of, any representation which is not an express provision of this Amendment Agreement together with the Collaboration Agreement (as amended). Nothing in this clause excludes any liability which either party may have to the other (or any right which either party may have to rescind this Amendment Agreement) in respect of any fraudulent misrepresentation or fraudulent concealment prior to the execution of this Amendment Agreement.

The parties agree to enter into, and be bound by, this Amendment Agreement by their duly authorised representatives as of the Commencement Date.

SIGNED for and on behalf of ADAPTIMMUNE LIMITED:

/s/ Helen Tayton-Martin	(signature)

Chief Operating Officer	(position)

H.K. Tayton-Martin	(name)

SIGNED for and on behalf of GLAXOSMITHKLINE INTELLECTUAL PROPERTY DEVELOPMENT LIMITED:

/s/ Paul Williamson	(signature)

Authorised Signatory
For and on behalf of
Edinburgh Pharmaceutical Industries Limited Corporate

Corporate Director	(position)

Paul Williamson	(name)

EXHIBIT 1 — JSC MINUTES

***

***         Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.